Exhibit 10.10

VISA

2005 DEFERRED COMPENSATION PLAN

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TABLE OF CONTENTS

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TABLE OF CONTENTS

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INTRODUCTION

1. Effective January 1, 2005, the Visa Deferred Compensation Plan consists of two components, the Plan set forth herein and the Pre-2005 Plan.

2. The purpose of the Visa Deferred Compensation Plan is to provide deferred compensation benefits to a select group of management or highly compensated employees who contribute materially to the continued growth, development and future business success of the Participating Companies.

3. The provisions of the Plan shall apply to amounts deferred after December 31, 2004 that are subject to the limitations or requirements of section 409A of the Code.

ARTICLE 1

DEFINITIONS

For purposes hereof, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1 “Account Balance” shall mean, with respect to each Elective Deferral Account, the Annual Deferral Amount for a Plan Year as credited or debited in accordance with Section 3.5, and as may be reduced in accordance with a written direction to the Committee from the Participating Company employing the Participant to offset all or part of a monetary claim of the Participating Company against the Participant.

1.2 “Administrator” shall mean the person, or persons, appointed by the Committee to assist in the administration of the Plan in accordance with its provisions.

1.3 “Annual Deferral Amount” shall mean that portion of a Participant’s compensation that the Participant elects to have, and is, deferred, in accordance with Article 3 for a Plan Year.

1.4 “Annual Installment Method” shall mean the payment of a Participant’s Account Balance in annual installments determined by dividing the current Account Balance by the remaining number of installment payments. The final installment payment shall be equal to the remaining Account Balance. In no event shall the amount of any installment payment exceed the remaining Account Balance.

1.5 “Beneficiary” shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 9, that are entitled to receive benefits under the Plan upon death of a Participant.

1.6 “Beneficiary Designation Form” shall mean the form established from time to time by the Administrator whereby a Participant designates one or more Beneficiaries.

1.7 “Board” shall mean the Executive Committee of the Board of Directors of each Company.

1.8 “Change in Control” shall mean a change in ownership or effective control of either Company effected through any of the following transactions: (i) a merger, consolidation or other reorganization approved by the Company’s members, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting interest of the successor entity are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding membership interests immediately prior to such transaction; or (ii) the sale, transfer or other disposition of all or a substantial portion of the Company’s assets in complete liquidation or dissolution of the Company. In the event this definition of “Change in Control” fails to meet the limitations or requirements of section 409A of the Code, then this definition shall be deemed modified to the extent necessary to meet the limitations or requirements of section 409A of the Code.

1.9 “Claimant” shall have the meaning set forth in Section 13.1.

1.10 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder from time to time.

1.11 “Committee” shall mean the Visa Employee Benefits Board, or a successor committee appointed and designated as such by the Board. The Committee shall be the Plan “administrator” as that term is defined in ERISA.

1.12 “Company” shall mean Visa U.S.A. Inc. or any successor thereto, and Visa International Service Association or any successor thereto; and any reference to Company shall mean both of these corporations unless otherwise indicated.

1.13 “Deemed Investment” shall mean the investment vehicles described in Section 3.4.

1.14 “Disability” shall exist if a Participant, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, has been receiving income replacement benefits for a period of not less than 24 months under an accident and health policy covering employees of the Participating Company that employs the Participant.

1.15 “Disability Benefit” shall mean the benefit described in Article 8.

1.16 “Election Form” shall mean the form established from time to time by the Administrator whereby a Participant makes an election under the Plan.

1.17 “Elective Deferral Account” shall mean the bookkeeping entry that is utilized solely as a device for the measurement and determination of the amount to be paid to a Participant pursuant to the Plan attributable to the Annual Deferral Amount for a Plan Year.

1.18 “Employee” shall mean any employee of a Participating Company.

1.19 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.20 “Incentive Plan” shall mean any quarterly, annual or long-term incentive plan for eligible Employees whose compensation is subject to U.S. income tax withholding, including any successor or predecessor thereto, that are maintained by a Participating Company.

1.21 “In-Service Distribution” shall mean the payout described in Section 4.1.

1.22 “Participant” shall mean an eligible Employee who elects to participate in the Plan in accordance with the terms and conditions of the Plan. An individual who becomes a Participant shall remain a Participant until full payment of his or her Account Balances.

1.23 “Participating Company” shall mean each Company, Inovant LLC and any other Related Company which is designated by either Board as a Participating Company under the Plan.

1.24 “Plan” shall mean the Visa 2005 Deferred Compensation Plan effective as of January 1, 2005, as it may be further amended from time to time, which is the component of the Visa Deferred Compensation Plan set forth in its entirety in this document.

1.25 “Plan Year” shall be the calendar year.

1.26 “Pre-Retirement Survivor Benefit” shall mean the benefit described in Article 6.

1.27 “Pre-2005 Plan” shall mean the component of the Visa Deferred Compensation Plan set forth in a separate document and applicable to deferred compensation that is not subject to the limitations or requirements of section 409A of the Code.

1.28 “Related Company” shall mean a corporation which is a member of a controlled group of corporations within the meaning of section 414(b) of the Code of which either Company is a component member and an unincorporated trade or business which is under common control within the meaning of section 414(c) of the Code with either Company.

1.29 “Retirement,” “Retire,” “Retires,” “or “Retired” shall mean Separation from Service for any reason other than death on or after the Participant’s “Retirement Date” as defined in the Visa Retirement Plan.

1.30 “ Retirement Benefit” shall mean the benefit described in Article 5.

1.31 “Separation from Service” shall mean separation from service within the meaning of section 409A of the Code between a Participant and any Participating Company and any Related Company. A transfer among Participating Companies and Related Companies will not be a Separation from Service.

1.32 “Termination Benefit” shall mean the benefit described in Article 7.

1.33 “Trust” or “Trust Agreement” shall mean the Visa Deferred Compensation Plan Trust Agreement, as amended from time to time, entered into between the Company and the Trustee in connection with the Plan.

1.34 “Trustee” shall mean the trustee under the Trust.

1.35 “Unforeseeable Financial Emergency” shall mean a severe financial hardship to the Participant resulting from illness or accident of the Participant, the Participant’s spouse or a dependent (as defined in section 152(a) of the Code) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

1.36 “Visa Deferred Compensation Plan” shall mean the deferred compensation plan consisting of two components, the Plan and the Pre-2005 Plan.

ARTICLE 2

ELECTION, ENROLLMENT, COMMENCEMENT, TERMINATION

2.1 Eligibility. Participation in the Plan shall be limited to Employees who are designated by the Chief Executive Officer of either Company or the Committee as being eligible to defer compensation under the Plan, provided that such eligibility is consistent with the Plan’s intended purpose of providing an opportunity to defer the receipt of compensation to a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA as the Committee shall determine in its sole and absolute discretion.

2.2 Election Requirements. An election to participate in the Plan shall specify: (i) the type of compensation to be deferred; (ii) the amount of such compensation to be deferred; and (iii) the date and form that such deferred compensation is to be paid.

2.3 Commencement of Participation. Provided an Employee selected to participate in the Plan has met all election requirements within 30 days of selection, that individual shall commence participation in the Plan upon the timely completion of those requirements. If an individual’s initial election to defer compensation pursuant to Section 3.2 is not received within the required 30 day period, that individual shall not be eligible to participate in the Plan until the first day of the Plan Year following the date such election requirements are first met.

2.4 Termination of Participation and/or Deferrals. If the Committee determines in good faith that a Participant no longer meets the requirement of Section 2.1 hereof, the Committee shall have the right, in its sole discretion, to (i) terminate any deferral election the Participant has made for the Plan Year in which the Participant’s eligibility status changes and/or (ii) prevent the Participant from making future deferral elections. The Committee may, in its sole discretion, reinstate the Participant to full Plan participation at such time in the future as the Participant again meets the requirements of Section 2.1.

ARTICLE 3

DEFERRALS, CREDITING AND DEBITING ACCOUNTS, TAXES

3.1 Deferred Compensation. A Participant may elect to defer compensation payable under an Incentive Plan or as a signing bonus.

3.2 Election to Defer Compensation. A Participant shall make a deferral election by timely filing an Election Form in accordance with the Administrator’s rule and procedures. If no Election Form is timely filed for a Plan Year, no Annual Deferral Amount shall be withheld for that Plan Year. Subject to such generally applicable exceptions as may be authorized by the Administrator and applicable law, a Participant’s election to defer compensation for services performed during a calendar year must be filed before the later of (i) the last day of the immediately preceding Plan Year, or (ii) 30 days after the date the Participant becomes eligible to participate in the Plan. Notwithstanding the foregoing sentence, in the case of performance based compensation based on services performed over a period of at least 12 months, the election to defer must be made no later than six months before the end of the performance period. The election to defer a new employee’s signing bonus must be made before performing services.

3.3 Withholding of Deferral Amounts. For each Plan Year, the Incentive Plan award and signing bonus portions of the Annual Deferral Amount shall be withheld and credited to the Participant’s Elective Deferral Account at the time the Incentive Plan award or signing bonus would otherwise be paid to the Participant.

3.4 Selection of Deemed Investments. The Committee shall select the Deemed Investments that are available to measure the amounts to be credited under Section 3.5 based on each Participant’s directions regarding the specific Deemed Investments allocable from time to time to the Participant’s Elective Deferral Account. Deemed Investments shall be for bookkeeping purposes only, and a Participating Company shall not be obligated to invest in the Deemed Investments, or to acquire or maintain any actual investment.

3.5 Crediting and Debiting Accounts. The Administrator shall determine, in its discretion, the exact times and methods for crediting an Elective Deferral Account with changes in value of its Deemed

Investments and debiting any distributions allocated thereto. The Committee may, at any time, change the timing or methods for such credits and debits; provided, however, that the times and methods in effect at any particular time shall be uniform among all Participants and Beneficiaries.

3.6 FICA and Other Taxes. For each Plan Year in which a Participant elects an Annual Deferral Amount, the Participating Company employing the Participant shall ratably withhold from that portion of the Participant’s compensation that is not being deferred, the Participant’s share of FICA taxes on the deferred amounts and any other taxes, which may be required or appropriate. However, the Participant may be granted an election by the Administrator for such taxes to be withheld from the Annual Deferral Amount. If necessary, the Administrator shall reduce the Annual Deferral Amount in order to comply with applicable tax withholding requirements.

3.7 Vesting. A Participant shall at all times have a fully vested and nonforfeitable interest in his or her Annual Deferral Amount and Elective Deferral Accounts.

ARTICLE 4

IN-SERVICE DISTRIBUTION AND UNFORESEEABLE FINANCIAL EMERGENCIES

4.1 In-Service Distribution. In connection with each election to defer an Annual Deferral Amount, a Participant may elect to receive a future “In-Service Distribution” from the Plan with respect to that Annual Deferral Amount. The In-Service Distribution that is equal to the Annual Deferral Amount plus amounts credited thereon under Section 3.5 shall be a lump sum payment or pursuant to an Annual Installment Method of up to 15 years, with the portion of the In-Service Distribution which is yet to be distributed being credited with amounts as set forth in Section 3.5. Subject to the other terms and provisions of the Plan, each In-Service Distribution elected shall be paid as soon as practicable after the first day of the Plan Year that is one or more years after the first day of the Plan Year in which an Annual Deferral Amount is actually deferred (e.g., deferral elections in 2005 for amounts payable in 2006 may specify a January 1 distribution date in 2007 or later). A Participant may at any time before Separation from Service and at least 12 months before a distribution date modify a previous election pertaining to the form of distribution and/or the distribution date, provided the modification does not (i) accelerate a previously elected distribution date, or (ii) defer a previously elected distribution date unless the requested deferral is for no less than five years in whole year increments. Notwithstanding the foregoing, should an event occur that triggers a benefit payment under Articles 5 through 8, any amount that is subject to a In-Service Distribution election under this Section 4.1 shall be paid instead in accordance with the other applicable Article of the Plan.

4.2 Payout for Unforeseeable Financial Emergencies. If the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee to receive partial or full payout from the Plan. The payout shall not exceed the lesser of the Account Balances of the Participant, calculated as if such Participant were receiving a Termination Benefit, or the amount necessary to satisfy the emergency and pay taxes reasonably anticipated as a result of the payout, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise by liquidation of the Participant’s assets (to the extent such liquidation would not itself cause severe financial hardship).

ARTICLE 5

RETIREMENT BENEFIT

5.1 Retirement Benefit. A Participant who Retires shall receive, as a Retirement Benefit, his or her Account Balances.

5.2 Payment of Retirement Benefits. A Participant shall elect on an Election Form to receive the Retirement Benefit attributable to an Account Balance in a lump sum or pursuant to an Annual Installment Method of up to 15 years. If the aggregate amount of the remaining Account Balances is under $10,000, the Administrator may authorize payment of such amount in the form of a lump sum. The lump sum payment shall be made, or installment payments shall commence, as soon as practicable after the date the Participant Retires or January 1 in one of the next following five years, as elected by the Participant. If no election is made with respect to the form of distribution, payment shall be made in a lump sum. A Participant may at any time before Retirement and at least 12 months before a distribution date modify a previous election pertaining to the form of distribution and/or the distribution date, provided the modification does not (i) accelerate a previously elected distribution date, or (ii) defer a previously elected distribution date unless the requested deferral is for no less than five years in whole year increments. Any election or modified election under this Section 5.2 shall be disregarded to the extent it fails to meet the limitations or requirements of section 409A of the Code.

5.3 Death Prior to Complete Payment of Retirement Benefits. If a Participant dies after Retirement but before the Retirement Benefit is paid in full, the Participant’s unpaid Retirement Benefit shall be paid to the Participant’s Beneficiary over the remaining number of years and in the same amounts as that benefit would have been paid to the Participant had the Participant survived.

ARTICLE 6

PRE-RETIREMENT SURVIVOR BENEFIT

6.1 Pre-Retirement Survivor Benefit. If a Participant dies before Separation from Service or Retirement, the Participant’s Beneficiary shall receive, as a Pre-Retirement Survivor Benefit, the Participant’s Account Balances.

6.2 Payment of Pre-Retirement Survivor Benefits. The Pre-Retirement Survivor Benefit shall be paid in a lump sum as soon as practicable following the Participant’s death.

ARTICLE 7

TERMINATION BENEFIT

7.1 Termination Benefits. If a Participant has a Separation from Service prior to Retirement, the Participant shall receive, as a Termination Benefit, the Participant’s Account Balances.

7.2 Payment of Termination Benefit. A Participant’s Termination Benefit shall be paid in a lump sum as soon as practicable following the date of the Participant’s Separation from Service, or the next following January 1, as elected in advance by the Participant. If no election is made, the Participant’s Termination Benefit shall be paid in a lump sum as soon as practicable following the date of the Participant’s Separation from Service. Any election or modified election under this Section 7.2 shall be disregarded to the extent it fails to meet the limitations or requirements of section 409A of the Code.

7.3 Death Prior to Payment of Termination Benefits. If a Participant dies after Separation from Service, but before the Termination Benefit is paid, the Participant’s unpaid Termination Benefit shall be paid in a lump sum to the Participant’s Beneficiary as soon as practicable following the Participant’s death.

ARTICLE 8

DISABILITY BENEFIT

8.1 Disability Benefit. A Participant with a Disability shall receive, as a Disability Benefit, his or her Account Balances.

8.2 Payment of Disability Benefits. A Participant shall elect on an Election Form to receive the Disability Benefit attributable to an Account Balance in a lump sum or pursuant to an Annual Installment Method of up to 15 years. If the remaining Account Balance is under $10,0000 (or such higher amount as may be set by the Committee), the Administrator shall pay the remaining amount in the form of a lump sum. The lump sum payment shall be made, or installment payments shall commence, as soon as practicable after the date the Participant has a Disability. If no election is made with respect to the form of distribution, payment shall be made in a lump sum. A Participant may at least 12 months before the date of Disability modify a previous election pertaining to the form of distribution and/or the distribution date, provided the modification does not (i) accelerate a previously elected distribution date, or (ii) defer a previously elected distribution date unless the deferral is for no less than five years in whole year increments; provided, however, that the distribution shall be made or commenced no later than as soon as practicable after the Participant with a Disability attains age 70. Any election or modified election under this Section 8.2 shall be disregarded to the extent it fails to meet the limitations or requirements of section 409A of the Code.

ARTICLE 9

BENEFICIARY DESIGNATION

9.1 Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary (both primary as well as contingent) to receive any benefits payable under the Plan to a Beneficiary upon the death of a Participant.

9.2 Beneficiary Designation. A Participant shall designate his or her Beneficiary on a Beneficiary Designation Form in accordance with the Administrator’s rules and procedures, as in effect from time to time.

9.3 No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 9.1 and 9.2 above, or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s designated Beneficiary shall be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan shall be paid to the Participant’s issue upon the principle of representation and if there is no such issue, to the Participant’s estate.

9.4 Doubt as to Beneficiary. If the Administrator has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Administrator shall have the right, exercisable in its sole and absolute discretion, to cause such payments to be withheld until the matter is resolved.

ARTICLE 10

LEAVE OF ABSENCE

If a Participant is authorized for any reason to take a leave of absence from employment, the Participant shall continue to be considered in the service of the Participating Company for purposes hereof and the Annual Deferral Amount shall continue to be withheld during such leave of absence in accordance with Section 3.3.

ARTICLE 11

TERMINATION, AMENDMENT, OR MODIFICATION

11.1 Termination. Each Company reserves the right to terminate the Plan with respect to the Participants employed by the Company and each Participating Company that is a Related Company with respect to the Company by action of its Board within 12 months of a Change in Control of the Company. Upon such Change in Control and termination of the Plan, the affected Participants’ Account Balances shall be paid in a lump sum as soon as practicable after the date of Plan termination, subject to any applicable limitations of section 409A of the Code.

11.2 Amendment. Each Company may, at any time, amend or modify the Plan in whole or in part with respect to the Participants employed by the Company and each Participating Company that is a Related Company with respect to the Company; provided, however, that no amendment or modification shall be effective to decrease a Participant’s Account Balances at the time of such amendment, calculated as though the Participant had experienced a Separation from Service as of the effective date of the amendment or modification, or, if the amendment or modification occurs after the date upon which the Participant was eligible to Retire, the Participant had Retired as of the effective date of the amendment or modification. In addition, no amendment or modification of the Plan shall affect the right of any Participant or Beneficiary who was eligible to or did Retire on or before the effective date of such amendment or modification to receive benefits in the manner he or she elected.

11.3 Effect of Payment. The full payment of the applicable benefit under the Plan shall completely discharge all obligations to a Participant under the Plan.

ARTICLE 12

ADMINISTRATION

12.1 Committee Duties. The Plan shall be administered by the Committee. The Committee shall also have the discretion and authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including but not limited to, interpretations of the Plan and entitlement to or amount of benefits under the Plan, as may arise in connection with the Plan. Any Committee member must recuse himself or herself on any matter of personal interest to such member that comes before the Committee.

12.2 Agents. In the administration of the Plan, the Committee may, from time to time, engage agents, including the Administrator, and delegate to them such administrative duties as it sees fit and may from time to time consult with counsel who may be counsel to any Participating Company.

12.3 Binding Effect of Decisions. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

12.4 Indemnity of Committee. All Participating Companies shall indemnify and hold harmless the members of the Committee against any and all claims, losses, damages, expenses, or liabilities arising from any action or failure to act with respect to the Plan, except in the case of willful misconduct by the Committee or any of its members.

12.5 Participating Company Information. To enable the Committee to perform its functions, each Participating Company shall supply full and timely information to the Committee on all matters relating to the compensation of its Participants, the date and circumstances of the Retirement, Disability, death or Separation from Service of its Participants, and such other pertinent information as the Committee may reasonably require.

ARTICLE 13

CLAIMS PROCEDURE

13.1 Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 90 days after such notice was received by the Claimant. The claim must state with particularity the determination desired by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

13.2 Notification of Decision. The Committee shall consider a Claimant’s claim within a reasonable time, and shall notify the Claimant in writing but not later than 90 days (180 days if the Committee determines special circumstances apply):

(a) That the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

(b) That the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

(i) the specific reason(s) for the denial if the claim, or any part of it;

(ii) specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

(iv) an explanation of the claim review procedure set forth in Section 15.3 below.

13.3 Review of a Denied Claim. Within 90 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, the Claimant (or the Claimant’s duly authorized representative):

(a) may review pertinent documents;

(b) may submit written comments or other documents; and

(c) will be provided, upon request, reasonable access to, and copies of, all documents, records and other information relevant to the Claimant’s claim.

The Committee will provide a decision on review within 90 days following the filing, or 120 days if special circumstances exist.

13.4 Decision on Review. The Committee shall render its decision on review promptly, and not later than 90 days after the filing of a written request for review of the denial, unless special circumstances require additional time, in which case the Committee’s decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(a) specific reasons for the decision;

(b) specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

(c) such other matters as the Committee deems relevant.

13.5 Legal Action. A Claimant’s compliance with the foregoing provisions of this Article 13 is a mandatory prerequisite to a Claimant’s right to commence any arbitration proceeding with respect to any claim for benefits under this Plan.

13.6 Arbitration. Any claim or controversy which the parties are unable to resolve themselves, and which is not resolved through the claims procedure set forth in this Article 13, including any claim arising out of a Participant’s employment or the termination of that employment, and including any claim arising out of, connected with, or related to the formation, interpretation, performance, or breach of any provision of the Plan, and any claim or dispute as to whether a claim is subject to arbitration, shall be submitted to and resolved exclusively by expedited binding arbitration by a single arbitrator in accordance with the following procedures:

(a) In the event of a claim or controversy subject to this arbitration provision, the complaining party shall promptly send written notice to the other party identifying the matter in dispute and the proposed remedy. Following the giving of such notice, the parties shall meet and attempt in good faith to resolve the matter. In the event the parties are unable to resolve the matter within 21 days, the parties shall meet and attempt in good faith to select a single arbitrator acceptable to both parties. If a single arbitrator is not selected by mutual consent within 10 business days following the giving of the written notice of dispute, an arbitrator shall be selected from a list of nine persons each of whom shall be an attorney who is either engaged in the active practice of law or a recognized arbitrator and who, in either event, is experienced in serving as an arbitrator in disputes between employers and employees, which list shall be provided by the main San Francisco office of either JAMS, the American Arbitration Association (“AAA”) or the Federal Mediation and Conciliation Service. If, within three business days of the parties’ receipt of such list, the parties are unable to agree upon an arbitrator from the list, then the parties shall each strike names alternatively from the list, with the first to strike being determined by the flip of a coin. After each party has had four strikes, the remaining name on the list shall be the arbitrator. If such person is unable to serve for any reason, the parties shall repeat this process until an arbitrator is selected.

(b) Unless the parties agree otherwise, within 90 days of the selection of the arbitrator, a hearing shall be conducted before such arbitrator at a time and a place agreed upon by the parties. In the event the parties are unable to agree upon the time or place of the arbitration, the time and place shall be designated by the arbitrator after consultation with the parties. Within 30 days of the conclusion of the arbitration hearing, the arbitrator shall issue an award, accompanied by a written decision explaining the basis for the arbitrator’s award.

(c) In any arbitration hereunder, the Participant’s Participating Company shall pay all administrative fees of the arbitration and all fees of the arbitrator, except that the Participant or Beneficiary may, if he/she/it wishes, pay up to one-half of those amounts. Each party shall pay its own attorneys’ fees, costs, and expenses, unless the arbitrator orders otherwise. The prevailing party in such arbitration, as determined by the arbitrator, and in any enforcement or other court proceedings, shall be entitled, to the extent permitted by law, to reimbursement from the other party for all of the prevailing party’s costs (including but not limited to the arbitrator’s compensation), expenses, and attorneys’ fees. The arbitrator shall have no authority to add to or to modify the Plan, shall apply all applicable law, and shall have no lesser and no greater remedial authority than would a court of law resolving the same claim or controversy. The arbitrator shall, upon an appropriate motion, dismiss any claim without an evidentiary hearing if the party bringing the motion establishes that it would be entitled to summary judgment if the matter had been pursued in court litigation. The parties shall be entitled to discovery as follows. Each party may take no more than three depositions. The Participating Company may depose the Participant or Beneficiary plus two other witnesses, and Participant or Beneficiary may depose the Participating Company, within the meaning of Rule 30(b)(6) of the Federal Rules of Civil Procedure, plus two other witnesses. Each party may make such reasonable document discovery requests as are allowed in the discretion of the arbitrator.

(d) The decision of the arbitrator shall be final, binding, and non-appealable, and may be enforced as a final judgment in any court of competent jurisdiction.

(e) This arbitration provision of the Plan shall extend to claims against any parent, subsidiary, or affiliate of each party, and, when acting within such capacity, any officer, director, shareholder, Participant, Beneficiary, or agent of each party, or of any of the above, and shall apply as well to claims arising out of state and federal statutes and local ordinances as well as to claims arising under the common law or under this Plan.

(f) Notwithstanding the foregoing, and unless otherwise agreed between the parties, either party may, in an appropriate matter, apply to a court for provisional relief, including a temporary restraining order or preliminary injunction, on the ground that the arbitration award to which the applicant may be entitled may be rendered ineffectual without provisional relief.

(g) Any arbitration hereunder shall be conducted in accordance with the Federal Arbitration Act; provided, however, that, in the even of any inconsistency between the rules and procedures of the Act and the terms of the Plan, the terms of the Plan shall prevail.

(h) If any of the provisions of this Section 13.6 are determined to be unlawful or otherwise unenforceable, in whole or in part, such determination shall not affect the validity of the remainder of this Section 13.6, and this Section 13.6 shall be reformed to the extent necessary to carry out its provisions to the greatest extent possible and to insure that the resolution of all conflicts between the parties, including those arising out of statutory claims, shall be resolved by neutral, binding arbitration. If a court should find that the provisions of this Section 13.6 are not absolutely binding, then the parties intend any arbitration decision and award to be fully admissible in evidence in any subsequent action, given great weight by any finder of fact, and treated as determinative to the maximum extent permitted by law.

(i) The parties do not agree to arbitrate any putative class action or any other representative action. The parties agree to arbitrate only the claim(s) of a single Participant.

ARTICLE 14

TRUST

14.1 Establishment of Trust. The Company shall establish the Trust, and the Company shall transfer over to the Trust such assets, if any, as the Committee determines, from time to time and in its sole discretion, are appropriate.

14.2 Interrelationship of the Plan and the Trust. The provisions of the Plan shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Participant and the creditors of the Participating Companies to the assets transferred to the Trust. Each Participating Company shall at all times remain liable to carry out its obligations under the Plan with respect to the Participants who are or were its Employees. A Participating Company’s obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust. Any such distribution shall reduce a Participating Company’s obligations under the Plan.

ARTICLE 15

MISCELLANEOUS

15.1 Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable right or interest in or claim to any property or assets of a Participating Company. Any and all of a Participating Company’s assets shall be, and remain, the general and unrestricted assets of the Participating Company. A Participating Company’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future and the sole interest of a Participant or a Participant’s Beneficiary shall be as a general creditor of the Participating Company that employs or employed the Participant.

15.2 Participating Company’s Liability. A Participating Company’s liability for the payment of benefits shall be defined only by the Plan and shall be limited to the benefits under the Plan that are attributable to the Participant’s employment by the Participating Company. A Participating Company shall have no obligation to or with respect to a Participant under the Plan except as expressly provided in the Plan.

15.3 Non-Assignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate, or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be nonassignable and non-transferable. No part of the amounts payable shall, prior to actual payments be subject to seizure or sequestration for the payment of any debts, judgments, alimony, or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.

15.4 Coordination with Other Benefits. The benefits provided for a Participant and Participant’s Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant’s Participating Company. The Plan shall supplement and shall not supersede, modify, or amend any other such plan or program except as may otherwise be expressly provided.

15.5 Not a Contract of Employment. The terms and conditions of the Plan shall not be deemed to constitute a contract of employment between any Participating Company and the Participant. Nothing in the Plan shall be deemed to give a Participant the right to be retained in the employed of any Participating Company, or to interfere with the right of any Participating Company to discipline, demote, discharge or change the terms of employment at any time, with or without cause, of the Participant at any time.

15.6 Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

15.7 Terms. Whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply. The masculine pronoun shall be deemed to include the feminine and vice versa, unless the context clearly indicates otherwise.

15.8 Captions. The captions of the articles, sections, and paragraphs of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

15.9 Governing Law. Subject to ERISA, the provisions of the Plan shall be construed and interpreted according to the laws of the State of California.

15.10 Notice. Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail to:

VISA USA

Employee Benefits Board

ATTN: PATRICIA VELARDE, PENSION SPECIALIST

900 Metro Center Blvd., M1 7B

Foster City, CA 94404

VISA INTERNATIONAL

Employee Benefits Board

ATTN: HUMAN RESOURCES

900 Metro Center Blvd. M7 5B

Foster City, CA 94404

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Any notice or filing required or permitted to be given to a Participant under the Plan shall be sufficient if in writing and hand-delivered, or sent by, mail, to the last known address of the Participant.

15.11 Successors. The provisions of the Plan shall bind and inure to the benefit of the Participant’s Participating Company and its successors and assigns and the Participant, the Participant’s Beneficiaries, and their permitted successors and assigns.

15.12 Spouse’s Interest. A Participant’s Beneficiary designation shall be deemed automatically revoked if the Participant names a spouse as Beneficiary and the spouse dies. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse’s will.

15.13 Validity. In case any provision of the Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

15.14 Incompetent. If the Committee determines in its discretion that a benefit under the Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Committee may direct payment of such benefit to the guardian, legal representative, or person having the care and custody of such minor, incompetent, or incapable person. The Committee may require proof of minority, incompetency, incapacity, or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

15.15 Court Order. The Committee may authorize any payments directed by court order in any action in which the Plan or Committee has been named as a party.

15.16 Payment in the Event of Taxation. If, for any reason, all or any portion of a Participant’s benefit under the Plan becomes taxable to the Participant prior to receipt, the Participant may petition the Committee for a distribution of assets sufficient to meet the Participant’s tax liability (including additions to tax, penalties, and interest). Upon the grant of such a petition, which grant shall not be unreasonably withheld, a Participant’s Participating Company shall pay to the Participant an amount equal to that Participant’s federal, state, and local tax liability associated with such taxation (which amount shall not exceed the Participant’s Account Balances), which liability shall be measured by using that Participant’s then current highest federal, state, and local marginal tax rate, plus the rates or amounts for the applicable additions to tax, penalties, and interest. If the petition is granted, the tax liability payment shall be made within ninety days of the date when the Participant’s petition is granted. Such payment shall reduce the benefits to be paid under the Plan. In the event this Section 15.16 fails to meet the limitations or requirements of section 409A of the Code, then this Section 15.16 shall be deemed modified to the extent necessary to meet the limitations or requirements of section 409A of the Code.

15.17 Legal Fees to Enforce Rights after Change in Control. Each Company is aware that upon the occurrence of its Change in Control, the Board (which might then be composed of new members) might then cause or attempt to cause the Company or any successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Company or any successor to institute, or may institute, litigation seeking to deny Participants the benefits intended under the Plan. Accordingly, if, following its Change in Control, it should appear to any Participant that the Company has failed to comply with any of its obligations under the Plan or any agreement hereunder or, if the Company or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from any Participant the benefits intended to be provided, then the Company irrevocably authorizes such Participant to retain counsel of his or her choice at the expense of the Company to represent such Participant in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer or other person affiliated with the Company or any successor thereto in any jurisdiction.